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                                                               November 27, 2001



Patricio E. Northland
c/o AT&T Latin America Corp.
220 Alhambra Circle
Suite 900
Coral Gables, FL 33143

Dear Patricio:

         As authorized by the board of directors of AT&T Latin America Corp. (the "Company"), and to ensure your continued service with the Company as its President and Chief Executive Officer, we are pleased to inform you of your eligibility to receive a bonus of $750,000 on each of the first four anniversaries of September 1, 2001. You will be paid the applicable bonus only if you remain employed with the Company as its President and Chief Executive Officer through the applicable anniversary. Notwithstanding the foregoing, you (or your beneficiaries, as the case may be) will be entitled to the bonus payable as of each applicable anniversary if your employment terminates prior to September 30, 2005, solely as a result of your death or Disability (as defined in the Employment Agreement governing your employment, dated as of November 1,
1999).

         In addition, in further recognition of your leadership of the Company and your importance to the future success of the Company, the Company will, as an additional bonus, reimburse you, on an after-tax basis, for any U.S. federal, state or local income taxes (and if applicable any excise taxes imposed under section 280G of the Internal Revenue Code) imposed on you in connection with (i) your receipt of the bonuses described in the preceding paragraph, (ii) any loan forgiveness pursuant to section 8 of the Amended and Restated Promissory Note, dated as of November 27, 2001 (the "Amended Note") and (iii) your recognition of any ordinary taxable income in connection with the vesting of the 2,000,000 shares of restricted Class A common stock of the Company granted to you on November 27, 2001.

         Any dispute controversy, or question arising under, out of or relating to this letter (or breach thereof) shall be referred for arbitration as described in the arbitration provision of your Employment Agreement. This letter may not be cancelled, rescinded revoked, modified, waived or discharged unless agreed to in writing and signed by you and the Company.

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Patricio E. Northland
November 27, 2001
Page 2



         If the foregoing is acceptable to you, please sign below where indicated and return this properly executed letter to Marie Santana, Vice President, Human Resources.

                                            Sincerely,

                                            /s/ Marie Santana
                                            -------------------------------
                                            Marie Santana,
                                            Vice President, Human Resources



Agreed to and accepted:


/s/ Patricio E. Northland
---------------------------
Patricio E. Northland